THE REGISTRANT HAS REQUESTED CONFIDENTIAL TREATMENT FOR
CERTAIN PORTIONS OF THIS AGREEMENT.  THOSE PORTIONS HAVE
BEEN OMITTED FROM THIS COPY OF THE AGREEMENT AT THE PLACES
INDICATED BY DOUBLE ASTERISKS (**); AND HAVE BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                  OPTION AGREEMENT
                  ----------------


1. CENTOCOR, B.V., a company incorporated under the laws of the Netherlands, with principal place of business in Leiden, the Netherlands, hereinafter referred to as "Centocor";

and

2. ELI LILLY NEDERLAND B.V., a company incorporated under the laws of the Netherlands, hereinafter referred to as "Lilly";

WHEREAS on 29 June 1993 Centocor, together with its parent company Centocor, Inc., has entered an agreement ("the
Amendment") with Eli Lilly and Company (the ultimate parent company of Lilly), forming an amendment to a Sales and Distribution Agreement of 12 July 1992 ("the Agreement") between Centocor Inc. and Eli Lilly and Company;

WHEREAS pursuant to paragraph 3 of the Amendment on 29 June
1993 Centocor and Lilly entered into an option agreement under which option agreement Centocor has granted to Lilly an option to purchase Centocor's research and manufacturing facilities situated at Einsteinweg 101 in Leiden ("the
Facility") in the event of an occurrence of a trigger event as defined in the Agreement ("Trigger Event");

WHEREAS Centocor has further agreed in the Amendment and the option agreement mentioned before, to grant to Lilly a (second) right of mortgage on the Facility to secure
Centocor's performance under the option agreement;

WHEREAS the parties to the Amendment in the meantime have further agreed that Centocor shall grant to Lilly an option to purchase Centocor's equipment, inventory, tools and documentation required to continue the production of CentoRx as carried out in the Facility and that Centocor shall establish a right of pledge over such assets on behalf of Lilly to secure Centocor's performance of such option;

WHEREAS Centocor and Lilly wish to amend the option agree-ment mentioned before and make some additions to such option agreement;

NOW, THEREFORE, PARTIES HAVE AGREED AS FOLLOWS:
- ----------------------------------------------

1. On 29 June 1993 Centocor granted to Lilly an option right ("the Facility Option") to purchase the Facility in accordance with and subject to the terms and conditions set forth herein, which Facility Option was accepted by Lilly on that date.

     Centocor herewith grants to Lilly an option right
     ("the Production Assets Option") to purchase all of Centocor's equipment, inventory, tools, documentation and all other assets required at any time to continue the production of CentoRx carried out in the Facility by Centocor (the "Production Assets"). Within one week after the execution of this Option Agreement, Centocor shall prepare and submit to Lilly two original copies of a list describing the Production Assets as complete and accurate as possible which list shall be signed on behalf of Centocor. The Production Assets shall include but shall not be limited to the assets men-tioned on such lists. After the lists have been approved by Lilly and signed on behalf of Lilly, one copy thereof shall be attached to this Option Agree-ment as exhibit F. The Facility Option and the Produc-tion Assets Option are collectively hereafter referred to as "the Option". The Facility Option and the Production Assets Option can only be exercised simul-taneously and as a whole.

2.   The Option shall be dependent on the existence and
     validity of the Agreement and the Amendment and shall
     lapse upon the termination thereof, irrespective the
     reason therefore, except for termination pursuant to
     section 9.2 (a) or 9.3 of the Agreement.  The Option
     shall also lapse in the event that Centocor, Inc.
     achieves shareholders' equity in excess of US$
     (**)     or on 3 June 1999, whichever shall first
     occur.

3. The Option can be exercised upon the occurrence of a Trigger Event by Lilly giving written notice to Centocor by registered letter within one month follo-wing such Trigger Event. The occurrence of a Trigger
     Event shall be established in accordance with the relevant provisions of the Agreement.

4. The price for which Lilly can buy and acquire the facility and the Production assets pursuant to the Option shall be the fair market value of the Facility and the Production Assets at the time the Option is exercised, to be appraised by three reputable indepen-dent expert appraisers. Centocor and Lilly shall each appoint an appraiser within 14 days following Lilly's notice of exercise of the Option, and the third appraiser shall be appointed by the two appointed appraisers jointly within two weeks following their appointment.

     The appraisers shall jointly determine the fair market value of the Facility and the Production Assets and issue their report to both Centocor and Lilly within one month following the appointment of the third appraiser (and his acceptance of such appointment).
     In the event that the appraisers shall fail to reach agreement of the fair market value of the Facility and/or the Production Assets within the aforesaid time period, the appraiser appointed by the two appointed appraisers jointly, shall determine the fair market value thereof, which determination shall be binding on the parties hereto.

5. The sale and transfer of legal title of the leasehold ownership to the Facility to Lilly shall be provided for in a notarial deed, to be executed within two weeks after determination of the price, mentioned in paragraph 4 hereof. The notarial deed shall contain all terms and conditions including representations and warranties as are customary in the Netherlands for the type of property such as the Facility and such deed shall be prepared and executed before civil law notary Mr. P.A.W. van Buren in Amsterdam, or such other notary as Lilly shall choose at that time.

     Title of leasehold ownership to the property shall pass to Lilly free and clear of any mortgage, atta-chment, judicial arrest or other encumbrances, except for such easements, covenants and obligations as shall appear from the Land Register ("Kadaster") and/or resulting from the deed by which Centocor acquired the leasehold ownership.

     The sale and transfer of the Production Assets shall take place immediately after the execution of the notarial deed of transfer of the Facility. Such sale and transfer shall be recorded in a private deed, which shall contain all terms and conditions including representations and warranties as are customary in the Netherlands for the type of assets such as the Produc-tion Assets. Such deed shall be drafted by a lawyer to be designated by Lilly. The Production Assets shall be transferred to Lilly free and clear of any attachment, judicial arrest or other encumbrances.

     All costs and expenses connected to the transfer of the Facility and the Production Assets to Lilly shall be for Lilly's account.

6.   Lilly shall pay to the civil law notary mentioned sub
     5 the purchase price of the Facility and the Produc-tion Assets, increased by any and all costs and expen-ses connected to the transfer thereof and decreased by any amount owed by Centocor to Lilly, pursuant to this Agreement and the Amendment, including but not limited to the amount for which Centocor may become indebted to Lilly pursuant to paragraph 8 hereof. The aforesaid payment shall be made by Lilly with the instruction that upon the execution of the notarial deed of sale and transfer of the Facility and the private deed of sale and transfer of the Production Assets, the civil law notary shall pay out of the aforesaid amount (i) the notarial fees and the transfer tax and any other expenses due with respect to the transfer of the Facility to the civil law notary and the tax author-ities respectively, and (ii) the amount of indebted-ness under the facilities, for which the first mort-gage on the leasehold ownership referred to below under 9 a was vested, to the mortgagee thereof and
     (iii) the amount of indebtedness for which a feasible higher ranking right of pledge on the Production Assets is a security and (iv) the remaining amount to Centocor as net purchase price for the Facility.

7. Centocor irrevocably agrees and undertakes to co-operate to the sale and transfer of the Facility and the Production Assets pursuant to the Option and to do everything necessary and to sign and execute all deeds, instruments and documents to effect and com-plete such sale and transfer.

     As integral part of what has been agreed in this Option Agreement between Centocor and Lilly, Centocor hereby grants to Lilly an irrevocable power of attorney, with the right of substitution, for and on behalf of Centocor:

     a. to transfer the legal ownership of the Facility and the Production Assets as provided above, subject to the terms and conditions of this Agreement;

     b.  to encumber the facilities and the Production
         Assets with a right of mortgage and/or pledge as the case may be, according to the Deed of Mort-gage and the Deed of Pledge attached hereto as Exhibit G and H respectively;

     c. in general to fulfil all obligations undertaken by Centocor towards Lilly according to the terms and conditions of this Agreement, the Deed of Mortgage and the Deed of Pledge.
     With respect to the aforementioned irrevocable power of attorney the following will apply:

     i the irrevocable power of attorney will operate externally so that revocation will therefore have no legal effect whatsoever;
     ii the irrevocable power of attorney will continue in effect after the dissolution or liquidation of Centocor;
     iii the power of authority shall lapse upon the termination of the Option.

8.   In the event Centocor would fail to duly and timely
     honour and perform its obligation pursuant to this
     Option Agreement it shall be obliged to indemnify
     Lilly for any and all damage, cost and expenses which
     Lilly and its affiliates will suffer as a result of
     such failure and it shall forfeit an immediately
     payable penalty to Lilly for reason of such failure,
     the aggregate amount of such indemnity and penalty for
     purposes of this Option Agreement shall be fixed at
     Dfl.    (**)    , notwithstanding Lilly's right to
     claim any actual damage suffered in excess thereof and not withstanding Lilly's right to demand proper fulfillment of the obligations of Centocor pursuant to this Option Agreement.

9. As security for the due and punctual performance of its obligation pursuant to this Option Agreement, Centocor agrees to grant to Lilly:

     a. a (second) right of mortgage on the Facility, which shall be provided for in a notarial deed of mortgage substantially in the form of Exhibit G hereto to be executed before notary Mr. P.A.W. van
         Buren in Amsterdam;

     b.  a (second) right of pledge on the Production
         Assets, but only to the extent that Centocor can pledge such Production Assets. Centocor under-takes that it shall make all efforts which may be reasonably required from Centocor to obtain the consent of third parties necessary to establish the right of pledge of one or more of the Produc-tion Assets, which shall be provided for in a deed of pledge substantially in the form of Exhibit H.

     Furthermore Centocor agrees neither to grant any other right of mortgage on the Facility nor to grant any other right of pledge on the Production Assets, nor to grant any lien, encumbrance, usufruct or other right in rem with respect to the Facility and the Production
     Assets, without the prior written consent of Lilly, which shall not be unreasonably withheld.

10.  Centocor hereby represents and warrants to Lilly that:

     a. it has all necessary power and authority to enter into and perform its obligations pursuant to this Option Agreement;

     b. all necessary corporate and shareholder's actions have been taken to authorize the entering into, execution and performance by Centocor of this Option Agreement and its obligations thereunder;

     c. it has obtained all necessary approvals, permits, licenses and consents as are necessary to enter into, execute and perform this Option Agreement;

     d. it has full title of leasehold ownership to the Facility (as provided in a notarial deed executed on 8 August 1985 by Mr. R. Gaarlandt-Meiners, civil law notary in Leiden, a copy of which is attached as Exhibit X) and full title of the Production Assets;

     e. the leasehold ownership of the Facility is free and clear of any mortgage, attachment or other encumbrances, except for a first mortgage in favour of ABN AMRO Bank for an amount of Dfl. 17.500.000,- and except for such easements, covenants and obligations, as are mentioned in the notarial deed of referred to in paragraph d above;

     f. the Production Assets are free and clear of any right of pledge, attachment or other encumbrance, except for a first right of pledge vested in favour of ABN-AMRO Bank N.V.;

     g. it shall not sell, lease or dispose of the lease-hold ownership of the Facility without prior consent of Lilly, nor shall it sell, lease or dispose of any of the Production Assets unless provided otherwise in the Deed of Pledge;

     h. ABN AMRO Bank consented to the mortgage and the right of pledge, referred to sub 9, being estab-lished, which is evidenced by a letter, a copy of which is hereto attached as Exhibit J;

     i. the entering into, execution and performance of this Option Agreement does not breach or conflict with or result in the default of any agreement, commitment, undertaking, option or obligation to which Centocor is a party or to which it is bound.

     Where in this paragraph 10 reference is made of the Option Agreement, this shall include the Deed of Mortgage and the Deed of Pledge, attached hereto as Exhibit G and H respectively.

11. This Option Agreement supersedes the option agreement dated 29 June 1993, mentioned in the heading of this deed.

12. This agreement has been construed in accordance with and shall be governed by the laws of the Netherlands. Any dispute, arising out or in connection with this agreement or the performance thereof, shall be referred to the District Court of Amsterdam.

     Done and executed in Amsterdam on August 20, 1993


      /s/ Mark P. Moran           /s/ John J. Kaiser
     --------------------       ------------------------
     CENTOCOR B.V.              ELI LILLY NEDERLAND B.V.
     by: Mark P. Moran,         by: J. Kaiser
         managing director         Director of Pharmaceuticals



                                  /s/ R. Quik
                                ------------------------
                                ELI LILLY NEDERLAND B.V.

                                by: R. Quik

                                    Medical Director